Exhibit 99.1
Cogo Reports 2010 First Quarter Results

•	Q1 Net Revenue: $81.0 million Generally Accepted Accounting Principles (“GAAP”) (a year-over-year increase of 28.0%)
•	Q1 Net Income attributable to Cogo Group, Inc.: $3.5 million GAAP and $6.5 million Non-GAAP
•	Q1 EPS Diluted attributable to Cogo Group, Inc.: $0.09 GAAP and $0.17 Non-GAAP (a year-over-year increase of 41.7% Non-GAAP)
•	Management provides Q2 2010 guidance of $85-87 million in revenue and estimated Non-GAAP EPS Diluted of $0.17-0.18.

SHENZHEN, China, May 6, 2010—Cogo Group, Inc. (NASDAQ: COGO) (“Cogo Group, Inc.” or the “Company”), a leading provider of customized embedded solutions for the technology manufacturing sector in China, today announced unaudited financial results for its first quarter ended March 31, 2010. The Company reported record quarterly revenue of $81.0 million, up 28.0% year-over-year compared to $63.3 million reported in the first quarter of 2009.

Net income attributable to Cogo Group, Inc. for the first quarter of 2010 was $3.5 million, up 123.9% from $1.6 million reported in the same period last year, with Non-GAAP net income (excluding share-based compensation expense, acquisition-related costs including amortization of intangible assets and related deferred taxation) attributable to Cogo Group, Inc. up 43.3% over the same period last year.  Earnings per share (“EPS”) Diluted attributable to Cogo Group, Inc. on a U.S. GAAP basis was $0.09, and Non-GAAP EPS Diluted attributable to Cogo Group, Inc.  was $0.17, up 41.7% from the first quarter of 2009.

Key Financial Indicators
(all numbers in USD thousands, except share data)
	Q1 2010(1) (unaudited)		Q1 2009(1) (unaudited)		Percent Change
Net Revenue	$80,987		$63,268		28.01%
Cost of Sales	$69,548		$54,276		28.14%
Gross Profit	$11,439		$8,992		27.21%
Operating Expenses	$7,848		$7,576		3.59%
Net Income attributable to Cogo Group, Inc.	$3,481	(2)	$1,555	(2)	123.86%
EPS Diluted attributable to Cogo Group, Inc.	$0.09		$0.04		125.00%
Non-GAAP EPS Diluted attributable to Cogo Group, Inc.	$0.17	(2)	$0.12	(2)	41.67%

(1)	The US dollar amounts are calculated based on the conversion rate of US $1 to RMB6.8258 as of March 31, 2010 and US $1 to RMB6.8329 as of March 31, 2009.
(2)
Included in the Q1 2010 net income attributable to Cogo Group, Inc. was $2.4 million of share-based compensation expense recognized in accordance with Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation and $0.7 million of acquisition related costs, net, such as amortization and impairment of intangible assets and related deferred taxation. Non-GAAP net income attributable to Cogo Group, Inc., excluding the effects of share-based compensation expense and acquisition related costs, was $6.5 million.

Financial Results

Revenue for the first quarter was $81.0 million, an increase of 28.0% compared to $63.3 million reported for the same period in 2009. The revenue breakdown was as follows: $47.0 million, or 58.0% of total sales for digital media (including mobile handsets business), representing a 19.0% increase year-over-year; and $19.6 million, or 24.2% of total sales for telecommunications equipment, representing a 21.0% increase year-over-year. The Company’s service business contributed $0.9 million in revenues in the first quarter and accounted for 1.1% of total sales. During the quarter, Cogo Group, Inc. generated revenue of $13.5 million from product sales relating to the Industrial Applications Business. This end-market, which management believes is among the fastest growing market in China, grew 96.4% versus the first quarter of 2009 and represented 16.7% of total sales. The Company is currently targeting opportunities in the smart grid, smart meter, automotive and railway sectors and over time expects to expand into other verticals in the industrial space, such as clean technology, medical and security.

Cost of sales, which includes the aggregate purchase of components from suppliers and the direct cost of services, was $69.5 million compared to $54.3 million in the first quarter of 2009, representing an increase of 28.1% year-over-year. Gross profit for the first quarter was $11.4 million, up 27.2%, compared to $9.0 million during the first quarter of last year. Gross margin for first quarter was 14.1%, compared to 14.2% reported for the first quarter of 2009.

Operating expenses, including selling, general and administrative, and research and development expenses, totaled $7.8 million, up 3.6%, compared to $7.6 million reported for the first quarter of last year.

Income from operations was $3.6 million, an increase of 153.6% from $1.4 million reported in the same period of 2009. Operating margin for the first quarter was 4.4% compared to 2.2% for the first quarter of 2009. Excluding the effects of share-based compensation and acquisition-related costs, including amortization of intangible assets, operating margin would have been 8.3% for the first quarter of 2010, compared to 7.2% for the same period in 2009. The effective tax rate for the first quarter of 2010 was 10.0%, compared to 11.3% for the same period in 2009. Included in the income tax expense for the quarter ended March 31, 2010 was a deferred income tax benefit of $0.1 million as a result of the amortization of intangible assets of $0.8 million. Noncontrolling interests’ share of income was $0.04 million for the first quarter of 2010 and 2009.

Net income attributable to Cogo Group, Inc. for the first quarter of 2010 was $3.5 million or EPS Diluted attributable to Cogo Group, Inc. of $0.09 on a U.S. GAAP basis, compared to net income of $1.6 million, or EPS Diluted attributable to Cogo Group, Inc. of $0.04, in the first quarter of 2009. Included in the first quarter of 2010 was $2.4 million attributable to share-based compensation expense and $0.7 million attributable to acquisition related costs, including amortization of intangible assets and related deferred taxation. Excluding stock-based compensation expenses and acquisition related costs including amortization of intangible assets and related deferred taxation, the net income would have been $6.5 million or $0.17 Non-GAAP EPS Diluted attributable to Cogo Group, Inc. for the first quarter of 2010. The weighted average number of shares used in the calculation of diluted EPS was 38.2 million compared to 37.3 million in the first quarter of 2009.

Balance Sheet

The Company completed the quarter with cash of $116.2 million, up $18.4 million compared to $97.8 million reported at the end of 2009. Pledged bank deposits were $17.0 million as of March 31, 2010 and December 31, 2009.  Inventories increased from $21.4 million on December 31, 2009 to $25.7 million as of March 31, 2010 as the company continued to target new revenue growth opportunities. Accounts receivables decreased slightly from $90.5 million on December 31, 2009 to $90.4 million as of March 31, 2010. Accounts payable decreased from $11.9 million at the end of 2009 to $10.8 million as of March 31, 2010. Bank borrowings as of March 31, 2010 amounted to $41.9 million as compared to $17.5 million reported as of December 31, 2009.  Cogo Group, Inc. equity was $229.4 million as of March 31, 2010 increased from $226.1 million as of December 31, 2009. The Company continues to be in a strong financial position with a current ratio of 3.7 to 1. Inventory turnover was 33 days. Accounts receivable were collected on an average of 100 days. Operating Cash flow was positive at $0.8 million in the first quarter of 2010.

Business Outlook

Management’s guidance for the second quarter of 2010 is $85-87 million in revenue and estimated Non-GAAP EPS Diluted of $0.17-0.18. The Company continues to target gross margins of 15% and operating margins of 10%.

Jeffrey Kang, CEO and Chairman of Cogo, remarked, “Management is encouraged by Cogo’s results in the first quarter of 2010, and we remain very optimistic about the remainder of the year. We are seeing promising new lines of business in the automotive, HDTV, smart meters, smart grid and 3G handset areas. We are using our balance sheet to help drive revenue growth and opportunistically repurchase stock, and we see tremendous new opportunities in our Industrials business and expect a growing Small and Medium Enterprise customer base. The 3G handset market is improving with increased demand and an increase in dollar content per device. We believe that the opportunities for growth within our telecom business are stronger than popular opinion would suggest. The recently announced, five million share stock repurchase program firmly supports our belief in the Company’s long-term growth potential. I would like to reiterate our view that the worst of China’s economic situation is behind us, and we are ready to move forward into a high-growth and margin expansion mode for 2010.”

About Cogo Group, Inc.:

Cogo Group, Inc. (NASDAQ: COGO) is a leading provider of customized embedded solutions for the technology manufacturing sector in China. The Company believes it acts as a proxy to China's technology industry as it works with virtually all the major ODMs and OEMs in China. Cogo leverages these relationships and combines their IP to create designs that Cogo then sells to electronic manufacturers. These designs allow manufacturers to reduce their time to market for new products and ultimately increase sales. Cogo focuses on the telecommunications equipment, digital media and industrial applications end-markets for their customized design modules while also offering business and engineering services to their large telecommunications equipment vendor customers. Over the last fifteen years, Cogo has grown its customer list to include nearly 1,500 manufacturers across the telecommunications equipment, digital media and industrial applications markets, covering both multinational Chinese subsidiaries and Chinese domestic companies.

For further information:
Investor Relations

www.cogo.com.cn/investorinfo.html
communications@cogo.com.cn
H.K.:           +852 2730 1518
U.S.:           +1 (646) 291 8998
Fax:           +86 755 2674 3522

Safe Harbor Statement:
This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include statements about our proposed discussions related to our business or growth strategy such as growth in digital media, telecommunications and industrial applications businesses, as well as our potential acquisitions which are subject to change. Such information is based upon expectations of our management that were reasonable when made, but may prove to be incorrect. All such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. For further descriptions of other risks and uncertainties, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

About Non-GAAP Financial Measures:
To supplement Cogo Group, Inc.’s consolidated financial results presented in accordance with GAAP, Cogo uses the following measures defined as Non-GAAP financial measures by the SEC: 1) Non-GAAP net income attributable to Cogo Group, Inc. which is net income attributable to Cogo Group, Inc. excluding share-based compensation expenses and acquisition related costs, net, such as amortization and impairment of intangible assets, related deferred taxation, extraordinary gain on bargain purchase and impairment of goodwill and 2) Non-GAAP basic and diluted EPS attributable to Cogo Group, Inc., which is basic and diluted EPS excluding share-based compensation expenses and acquisition related costs such as amortization and impairment of intangible assets, related deferred taxation, extraordinary gain on bargain purchase and impairment of goodwill. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these Non-GAAP financial measures, please see the table captioned “Unaudited Reconciliations of Non-GAAP measures to the most comparable GAAP measures” set forth at the end of this release.

Cogo Group, Inc. believes that these Non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding share-based expenses and acquisition related costs such as amortization and impairment of intangible assets that may not be indicative of its operating performance from a cash perspective. Cogo Group, Inc. believes that both management and investors benefit from referring to these Non-GAAP financial measures in assessing its performance and when planning and forecasting future periods. These Non-GAAP financial measures also facilitate management's internal comparisons to Cogo Group, Inc.'s historical performance and liquidity. Cogo Group, Inc. computes its Non-GAAP financial measures using the same consistent method from quarter to quarter. Cogo Group, Inc. believes these Non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. A limitation of using Non-GAAP net income, Non-GAAP basic and diluted earnings per share, Non-GAAP income from operation and Non-GAAP operating margin is that these Non-GAAP measures exclude share-based compensation charge and acquisition related costs such as amortization and impairment of intangible assets, related deferred taxation, extraordinary gain on bargain purchase and impairment of goodwill that have been and will continue to be for the foreseeable future a recurring expense in our business. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from each Non-GAAP measure. The accompanying tables have more details on the reconciliations between GAAP financial measures that are most directly comparable to Non-GAAP financial measures.

Tables Attached

COGO GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2010		December 31, 2009
	USD’000	RMB’000	RMB’000
Assets
Current assets:
Cash	116,247	793,481	667,320
Pledged bank deposits	17,000	116,039	116,040
Accounts receivable, net	90,374	616,874	617,613
Bills receivable	2,472	16,871	17,592
Inventories	25,698	175,412	146,132
Income taxes receivable	187	1,279	1,263
Prepaid expenses and other receivables	4,116	28,091	28,083
Total current assets	256,094	1,748,047	1,594,043
Property and equipment, net	2,127	14,519	14,406
Goodwill and intangible assets, less accumulated amortization and impairment losses, RMB106,285 thousand (USD15,571 thousand) in 2010 and RMB100,834 thousand in 2009	45,007	307,211	312,662
Other assets	61	416	416
Total Assets	303,289	2,070,193	1,921,527
Liabilities and equity
Current liabilities:
Accounts payable	10,843	74,015	81,140
Bank borrowings	41,870	285,798	119,402
Income taxes payable	1,822	12,436	11,847
Accrued expenses and other liabilities	15,394	105,078	138,008
Total current liabilities	69,929	477,327	350,397
Deferred tax liabilities	2,668	18,208	19,108
Total liabilities	72,597	495,535	369,505
Equity
Common stock: Par value: USD 0.01 Authorized: 200,000,000 Shares Issued: 40,552,178 shares Outstanding: 35,878,424 shares in 2010 35,770,025 shares in 2009	482	3,290	3,258
Additional paid in capital	181,307	1,237,562	1,221,538
Retained earnings	92,037	628,225	604,464
Accumulated other comprehensive loss	(15,705)	(107,190)	(107,384)
	258,121	1,761,887	1,721,876
Less cost of common stock in treasury, 4,673,754 shares in 2010 and 4,309,311 shares in 2009	(28,700)	(195,902)	(178,309)
Total Cogo Group, Inc. equity	229,421	1,565,985	1,543,567
Noncontrolling interest	1,271	8,673	8,455
Total equity	230,692	1,574,658	1,552,022
Total liabilities and equity	303,289	2,070,193	1,921,527

COGO GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months ended March 31,
	2010	2010	2009
	USD’000	RMB’000	RMB’000
Net Revenue
Product sales	80,115	546,846	427,505
Services revenue	872	5,953	4,797
	80,987	552,799	432,302
Cost of sales
Cost of goods sold	(68,849)	(469,948)	(366,908)
Cost of services	(699)	(4,773)	(3,954)
	(69,548)	(474,721)	(370,862)
Gross profit	11,439	78,078	61,440
Selling, general and administrative expenses	(5,503)	(37,560)	(35,757)
Research and development expenses	(2,349)	(16,031)	(16,044)
Other operating income	4	27	33
Income from operations	3,591	24,514	9,672
Interest expense	(163)	(1,115)	(31)
Interest income	483	3,294	2,603
Earnings before income taxes	3,911	26,693	12,244
Income tax expense	(390)	(2,659)	(1,377)
Net income	3,521	24,034	10,867
Less net income attributable to noncontrolling interest	(40)	(273)	(243)

Net income attributable to Cogo Group, Inc.	3,481	23,761	10,624

	USD	RMB	RMB
Earnings per share attributable to Cogo Group, Inc.
Basic	0.09	0.64	0.30
Diluted	0.09	0.62	0.29

Weighted average number of common shares outstanding
Basic		37,144,442	35,929,788
Diluted		38,168,035	37,264,100

COGO GROUP, INC. and SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO THE MOST COMPARABLE GAAP MEASURES

	Three Months ended March 31,
	2010	2009
	$'000	$'000
Net Income
GAAP net income attributable to Cogo Group, Inc.	3,481	1,555
Share-based compensation expense	2,352	2,082
Acquisition related costs- amortization of intangible assets and related deferred taxation	667	899
Non-GAAP net income attributable to Cogo Group, Inc.	6,500	4,536

Income from operation
GAAP income from operations	3,591	1,416
Share-based compensation expense	2,352	2,082
Acquisition related costs- amortization of intangible assets	799	1,067
Non-GAAP income from operation	6,742	4,565

Operating Margin
GAAP operating margin	4.4%	2.2%
Non-GAAP operating margin	8.3%	7.2%

Earnings per share	$	$
GAAP net income attributable to Cogo Group, Inc. per common share- Diluted	0.09	0.04
Non-GAAP net income attributable to Cogo Group, Inc. per common share- Diluted	0.17	0.12

Weighted average number of common shares outstanding
Basic	37,144,442	35,929,788
Diluted	38,168,035	37,264,100